Exhibit 4.2

REGENCY ENERGY PARTNERS LP

(AS SUCCESSOR BY MERGER TO PVR PARTNERS, L.P.)

REGENCY ENERGY FINANCE CORP.

(AS SUCCESSOR BY MERGER TO PENN VIRGINIA RESOURCE FINANCE CORPORATION II)

and

the Subsidiary Guarantors named herein

8.375% Senior Notes due 2020

6.500% Senior Notes due 2021

EIGHTH SUPPLEMENTAL INDENTURE

DATED AS OF NOVEMBER 24, 2014

WELLS FARGO BANK, N.A.,

Trustee

This EIGHTH SUPPLEMENTAL INDENTURE, dated as of November 24, 2014, is among Regency Energy Partners LP, a Delaware limited partnership (as successor by merger to PVR Partners, L.P., a Delaware limited partnership) (the “Partnership”), Regency Energy Finance Corp., a Delaware corporation (as successor by merger to Penn Virginia Resource Finance Corporation II, a Delaware corporation) (“Finance Co.” and, together with the Partnership, the “Issuers”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature pages hereto (the “Subsidiary Guarantors”) and Wells Fargo Bank, N.A., a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the Subsidiary Guarantors party thereto and the Trustee entered into an Indenture, dated as of April 27, 2010, as supplemented by the Second Supplemental Indenture, dated as of May 17, 2012, Fourth Supplemental Indenture, dated as of May 9, 2013 Fifth Supplemental Indenture, dated as of March 21, 2014, Sixth Supplemental Indenture, dated as of April 18, 2014, and Seventh Supplemental Indenture, dated as of July 25, 2014 (as so supplemented, the “Indenture”), pursuant to which the Issuers have issued $600,000,000 in aggregate principal amount of 8.375% Senior Notes due 2020 and $400,000,000 in aggregate principal amount of 6.500% Senior Notes due 2021 (collectively, the “Notes”);

WHEREAS, Section 9.01(d) of the Indenture provides that the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add the New Subsidiary Guarantors pursuant to Section 4.13 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 4.13 and by executing this Supplemental Indenture, the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantors and the Issuers.

Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

2

Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[Signature pages follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUERS

REGENCY ENERGY PARTNERS LP

By: Regency GP LP, its general partner
By: Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Executive Vice President and Chief Financial Officer

REGENCY ENERGY FINANCE CORP.

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

[Signature Page to Eighth Supplemental Indenture]

SUBSIDIARY GUARANTORS

NEW GUARANTORS

CDM HOLDINGS LLC
By:	CDM Resource Management LLC, its sole member
CMA PIPELINE PARTNERSHIP, LLC
GALVESTON BAY GATHERING, LLC
HESCO GATHERING COMPANY, LLC
HESCO PIPELINE COMPANY, LLC
MIDSTREAM GAS SERVICES LLC
REGENCY CRUDE MARKETING LLC
REGENCY DESOTO PIPELINE LLC
REGENCY DESOTO-HESCO SERVICES LLC
REGENCY ERCP LLC
REGENCY GOM LLC
REGENCY MI VIDA LLC
REGENCY QUITMAN GATHERING LLC
REGENCY UTICA HOLDCO LLC
REGENCY VAUGHN GATHERING LLC
SUPERIOR GAS COMPRESSION, LLC

By:	Regency Gas Services LP, its sole member

By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

EXISTING GUARANTORS

REGENCY OLP GP LLC

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

[Signature Page to Eighth Supplemental Indenture]

REGENCY GAS SERVICES LP

By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

CDM RESOURCE MANAGEMENT LLC
CONNECT GAS PIPELINE LLC
FRONTSTREET HUGOTON LLC
GULF STATES TRANSMISSION LLC
PENN VIRGINIA OPERATING CO., LLC
PVR MIDSTREAM JV HOLDINGS LLC
REGAL MIDSTREAM LLC
REGENCY FIELD SERVICES LLC
REGENCY GAS UTILITY LLC
REGENCY HAYNESVILLE INTRASTATE GAS LLC
REGENCY HYDROCARBONS LLC
REGENCY LAVERNE LLC
REGENCY LIQUIDS PIPELINE LLC
REGENCY MARCELLUS GAS GATHERING LLC
REGENCY MIDCONTINENT EXPRESS LLC
REGENCY MIDSTREAM LLC
REGENCY NEPA GAS GATHERING LLC
REGENCY PIPELINE LLC
REGENCY RANCH JV LLC
REGENCY TEXAS PIPELINE LLC
REGENCY UTICA GAS GATHERING LLC
RGP MARKETING LLC
RGU WEST LLC
RHEP CRUDE LLC
WGP-KHC, LLC
	By:	FrontStreet Hugoton LLC,
its sole member

By:	Regency Gas Services LP, its sole member
By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

[Signature Page to Eighth Supplemental Indenture]

PUEBLO MIDSTREAM GAS CORPORATION
RGP WESTEX GATHERING INC.
WEST TEXAS GATHERING COMPANY

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

DULCET ACQUISITION LLC
FIELDCREST RESOURCES LLC
K RAIL LLC
KANAWHA RAIL LLC
LJL, LLC
LOADOUT LLC
SUNCREST RESOURCES LLC
TONEY FORK LLC

By:	Penn Virginia Operating Co., LLC, its sole member
By:	Regency Gas Services LP, its sole member
By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

[Signature Page to Eighth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Patrick Giordano
	Name:	Patrick Giordano
	Title:	Vice President

[Signature Page to Eighth Supplemental Indenture]